UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2007

MEDIA SCIENCES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Allerman Road, Oakland, New Jersey 07436

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 677-9311

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At our Annual Meeting of Stockholders held on December 14, 2006, our stockholders approved a proposal to increase our authorized shares of common stock from 20,000,000 shares to 25,000,000 shares by amending the first paragraph of Article Fourth our Certificate of Incorporation to read as follows:

“FOURTH: The total number of shares of stock that this corporation is authorized to issue is thirty million (30,000,000), consisting of twenty five million (25,000,000) shares of common stock with $.001 par value per share and five million (5,000,000) shares of preferred stock with $.001 par value.”

On June 27, 2007, we filed with the Secretary of State of Delaware a Certificate of Amendment to our Certificate of Incorporation, attached to this Current Report as Exhibit 3(i), to reflect the approved increase in the authorized capital.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description of Exhibit

3(i)	Certificate of Amendment of Certificate of Incorporation of Media Sciences International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: June 28, 2007	By: /s/ Kevan D. Bloomgren Kevan D. Bloomgren, Chief Financial Officer